UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐ Preliminary Information Statement

☐ Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

☒ Definitive Information Statement

HARDWIRED INTERACTIVE, INC.
(Name of Registrant As Specified In Charter)

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☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF HARDWIRED INTERACTIVE, INC.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY

HARDWIRED INTERACTIVE, INC.

1078 Budapest

Marek Jozsef utca 35

Hungary

INFORMATION STATEMENT

(Definitive)

December 20, 2011

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

GENERAL INFORMATION

To the stockholders of Hardwired Interactive, Inc.:

This Information Statement has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the stockholders of Hardwired Interactive Inc., a Nevada corporation (the “Company”) holding: (i) common stock, par value $0.001 per share (the “Common Stock”) , Series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”) and Series B convertible preferred stock, par value $0.001 per share (the “Series B Preferred Stock” together with the Series A Preferred Stock and the Common Stock shall be referred to throughout as the “Capital Stock”) that on December 7, 2011, the Company received a unanimous written consent in lieu of a meeting of the holders of Capital Stock. The holders of each class of our Capital Stock have the following voting rights:

Class of Stock	Votes Per Share Held	Holders	Total Voting Power of Class
Common Stock	1	550	77.91%
Series A Preferred Stock	42	1	21.63%
Series B Preferred Stock	1	5	Less than 1%

The holders of Capital Stock authorized the following: (i) one to one hundred and ten (1:110) reverse stock split of the Company’s issued and outstanding shares of Common Stock (the “Reverse Stock Split”) and the change in the name of the Company from Hardwired Interactive, Inc. to iGlue, Inc. (the “Name Change”).

On December 7, 2011, the Board of Directors of the Company (the “Board”) approved, and recommended for approval to the holders having the power to vote with respect to the Capital Stock, the Reverse Stock Split and the Name Change (collectively the “Actions”).  On December 7, 2011, the holders of Capital Stock approved each of the Actions by written consent in lieu of a meeting in accordance with the Section 78.320 of the Nevada Revised Statutes.  Accordingly, your consent is not required and is not being solicited in connection with the approval of the Actions.

We will mail the Notice to the holders of the Capital Stock on or about December 21, 2011.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND A PROXY.

The Board believes that the stockholders of the Company may benefit from the Reverse Stock Split because such Reverse Stock Split could be a catalyst for an increase in the price of the Capital Stock, which in turn could increase the marketability and liquidity of the Company’s Capital Stock, as well as increase the profile of the Company for private investment, acquisitions and other future opportunities that become available to the Company.

The Board believes that the holders of Capital Stock of the Company will benefit from changing the name of the Company from Hardwired Interactive, Inc., to iGlue, Inc. because it will more accurately represent the business operations of the Company to the public.

Accordingly, it was the Board’s opinion that the Actions would better position the Company to attract potential business candidates and provide the holders of Capital Stock a greater potential return.

INTRODUCTION

Section 78.320 of the Nevada Revised Statutes provides that unless otherwise stated in the Articles of Incorporation or the Bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power.  The Nevada Revised Statutes, however, require that in the event an action is approved by written consent, a Company must provide prompt notice of the taking of any corporate action without a meeting to the stockholders of record who have not consented in writing to such action and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to a company.

In accordance with the foregoing, we will mail the Notice to the holders of Capital Stock on or about December 21, 2011.

This Information Statement contains a brief summary of the material aspects of each of the Actions approved by the Board of the Company and the holders of Capital Stock of the Company.

Capital Stock

The Company’s authorized Capital Stock consists of 210,000,000 shares, of which 200,000,000 are shares of Common Stock and 10,000,000 are shares of preferred stock, par value $0.001 per share (“Preferred Stock”). As of December 20, 2011, there were issued and outstanding (i) 151,282,223 shares of our Common Stock pre-Reverse Stock Split, (ii) 1,000,000 shares of our Series A Preferred Stock, and (iii) 886,000 shares of our Series B Preferred Stock. Based on the foregoing, the total aggregate amount of votes entitled to vote regarding the approval of the Actions is 194,168,223 (the sum of the votes represented by the issued and outstanding shares of Common Stock, Series A Preferred and Series B Preferred). Please see the table under the General Information section for a more detailed description of the voting rights of our Capital Stock.

Series A Preferred

By unanimous written consent of the Board (as permitted under Section 78.315 of the Nevada Revised Statutes) the designation, rights, preferences and privileges of the Series A Preferred Stock was established by the Board (as is permitted under Section 78.195 of the Nevada Revised Statutes and by the Certificate of Incorporation of the Company).  The designation, rights, preferences and privileges that the Board established for the Series A Preferred Stock is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Nevada on November 9, 2011.  Among other things, the Certificate of Designation provides that each one share of Series A Preferred Stock has the equivalent of forty two (42) votes of Common Stock.

By unanimous written consent of the Board, the Board issued One Million (1,000,000) shares of Series A Preferred Stock to our Chief Executive Officer and sole director. As a result of the voting rights granted to the Series A Preferred Stock, the holder of Series A Preferred Stock holds in the aggregate approximately 21.63% of the total voting power of all issued and outstanding voting capital of the Company.

Series B Preferred

By unanimous written consent of the Board (as permitted under Section 78.315 of the Nevada Revised Statutes) the designation, rights, preferences and privileges of the Series B Preferred Stock was established by the Board (as is permitted under Section 78.195 of the Nevada Revised Statutes and by the Certificate of Incorporation of the Company).  The designation, rights, preferences and privileges that the Board established for the Series B Preferred Stock is set forth in a Certificate of Designation that was filed with the Secretary of State of the State of Nevada on November 9, 2011.  Among other things, the Certificate of Designation provides that each one share of Series B Preferred has the equivalent of one vote of Common Stock.

By unanimous written consent of the Board, the Board issued Eight Hundred Eighty Six Thousand (886,000) shares of Series B Preferred Stock to a total of five shareholders. As a result of the voting rights granted to the Series B Preferred, the Series B Stockholders hold in the aggregate less than 1% of the total voting power of all issued and outstanding voting capital of the Company.

The following table sets forth the names of the Company’s holders of Capital Stock which voted to approve the Actions, the number of shares of Capital Stock held by each stockholder, the total number of votes that the stockholder voted in favor of the Actions and the percentage of the issued and outstanding voting equity of the Company that voted in favor of the actions.

	Number of Shares of Series A Preferred held	Number of Shares of Series B Preferred Stock held	Number of Shares of Common Stock held	Number of Votes held by such stockholder	Number of Votes that Voted in favor of the Actions	Percentage of the Votes that Voted in favor of the Actions (1)
Peter Vasko	1,000,000	76,000		42,076,000	42,076,000	21.66%
Park Slope, LLC (2)			25,000,000	25,000,000	25,000,000	12.87%
Viktor Rozsnyay (3)			22,000,000	22,000,000	22,000,000	11.33%
Power of the Dream Ventures, Inc. (3)		600,000		600,000	600,000	Less than 1%
Joseph C. Passalaqua (2)		50,000		50,000	50,000	Less than 1%
Daniel Kun			22,000,000	22,000,000	22,000,000	11.33%
Total						57.19%

(1)

The total aggregate amount of votes entitled to vote regarding the approval of the Actions is 194,168,223 consisting of 1,000,000 shares of Series A Preferred Stock, 886,000 shares of Series B Preferred Stock and 151,282,223 shares of common stock issued and outstanding as of December 20, 2011.

(2)

Park Slope, LLC is controlled by Joseph C. Passalaqua and as such there is beneficial ownership of the shares held by each entity.

(3)

Power of the Dream is controlled by Viktor Rozsnyay and as such there is beneficial ownership of the shares held by each entity.

ACTIONS TO BE TAKEN

The Reverse Stock Split and Name Change will become effective on the date that we file the amended and restated certificate of incorporation of the Company (the “Amendment”) with the Secretary of State of the State of Nevada.  Such filing can occur no earlier than twenty (20) calendar days after the mailing of the notice of internet availability.

Notwithstanding the foregoing, we must first notify FINRA of the intended Reverse Stock Split and Name Change by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of such Actions.  Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.  In connection with the Name Change, we will request a new ticker symbol, but such request will not be processed until sixty (60) days after FINRA has announced the Name Change to the market.

We currently expect to file the Amendment on January 10, 2011.

With respect to each Action described in this Information Statement, the Board reserves the right, notwithstanding that the holders of Capital Stock have approved each Action, to elect not to proceed with one or more Actions if, at any time prior to filing the Amendment, the Board, in its sole discretion, determines that it is no longer in the Company’s best interests and the best interests of the Company’s stockholders to consummate any one or more of the Actions.

1-FOR-110 REVERSE STOCK SPLIT

GENERAL

Our Board approved by unanimous written consent the Reverse Stock Split.  Pursuant to the Reverse Stock Split, each one hundred and ten (110) shares of our Common Stock will be automatically converted, without any further action by the holders of Capital Stock, into one share of Common Stock.  No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split.  Instead, the Company will issue to the holders of Common Stock one additional share of Common Stock for each fractional share.  The Company anticipates that the effective date of the Reverse Stock Split will be on or about January 10, 2011.

At this time we have no plans, agreements or understandings with respect to issuing any of the shares that will be authorized but not issued after the reverse stock split has been accomplished.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL NOT CHANGE YOUR PROPORTIONATE EQUITY INTERESTS IN THE COMPANY, EXCEPT AS MAY RESULT FROM THE ISSUANCE OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

Our Board believes that, among other reasons, the number of outstanding shares of Common Stock have contributed to a lack of investor interest in the Company and has made it difficult for the Company to attract new investors and potential business candidates.  Our Board proposed the Reverse Stock Split as one method to attract business opportunities for the Company.  Our Board believes that the Reverse Stock Split could increase the stock price of our Capital Stock and that the higher stock price could help generate interest in the Company by investors and provide business opportunities.

However, the effect of the Reverse Stock Split, if any, upon the stock price for our Capital Stock cannot be predicted, and the history of similar stock split combinations for companies like us is varied. Further, we cannot assure you that the stock price of our Capital Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Capital Stock outstanding as a result of the Reverse Stock Split because, among other things, the stock price of our Capital Stock may be based on our performance and other factors as well.

The principal effect of the Reverse Stock Split will be the reduction in the number of shares of Common Stock issued and outstanding from 151,282,223 shares as of December 20, 2011 to approximately 10,235,293 shares (depending on the number of fractional shares that are issued). The Reverse Stock Split will affect all of our holders of Common Stock uniformly and will not affect any holders of our Common Stock percentage ownership interest in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our holders of Capital Stock holding a fractional share. The Class A Common Stock issued pursuant to the Reverse Stock Split will remain fully paid and non-assessable. The Reverse Stock Split shall not affect any rights, privileges or obligations with respect to the shares of Common Stock existing prior to the Reverse Stock Split, nor does it increase or decrease the market capitalization of the Company. The Reverse Stock Split is not intended as, and will not have the effect of, a “going private transaction” under Rule 13e-3 of the Exchange Act. We will continue to be subject to the periodic reporting requirements of the Exchange Act.

By reducing the number of issued and outstanding shares of Common Stock, more shares of Common Stock are available for issuance as a result of the Reverse Stock Split.  The Board believes that the availability of more shares of Common Stock for issuance will allow the Company greater flexibility in pursuing financing from investors and issuing shares of Common Stock in exchange for such financing, meeting business needs as they arise, taking advantage of favorable opportunities, and responding to a changing corporate environment.

The following chart depicts the capitalization structure of the Common Stock of the Company both pre-Reverse Stock Split and post-Reverse Stock Split:

Pre-Reverse Stock Split

Authorized Shares of Common Stock	Issued Shares	Authorized but Unissued
200,000,000	151,282,223	48,717,777

Post-Reverse Stock Split

Authorized Shares	Issued Shares	Authorized but Unissued
200,000,000	10,235,293	189,764,707

CERTAIN RISKS ASSOCIATED WITH THE REVERSE STOCK SPLIT

You should recognize that you will own a fewer number of shares of Common Stock than you presently own. While we hope that the Reverse Stock Split will result in an increase in the potential stock price of our Capital Stock, we cannot assure you that the Reverse Stock Split will increase the potential stock price of our Capital Stock by a multiple equal to the inverse of the Reverse Stock Split ratio or result in the permanent increase in any potential stock price (which is dependent upon many factors, including our performance and prospects). Should the stock price of our Capital Stock decline, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of a Reverse Stock Split. Furthermore, the possibility exists that potential liquidity in the stock price of our Capital Stock could be adversely affected by the reduced number of shares of Common Stock that would be outstanding after the Reverse Stock Split. In addition, the Reverse Stock Split will increase the number of holders of Common Stock of the Company who own odd lots (less than 100 shares). Holders of Common Stock who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. As a result, we cannot assure you that the Reverse Stock Split will achieve the desired results that have been outlined above.

ANTI-TAKEOVER EFFECTS OF THE REVERSE STOCK SPLIT

THE OVERALL EFFECT OF THE REVERSE STOCK SPLIT MAY BE TO RENDER MORE DIFFICULT THE CONSUMMATION OF MERGERS WITH THE COMPANY OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS MAKE IT DIFFICULT TO REMOVE MANAGEMENT.

A possible effect of the Reverse Stock Split is to discourage a merger, tender offer or proxy contest, or the assumption of control by a holder of a large block of the Company’s voting securities and the removal of incumbent management.  Our management could use the additional shares of Common Stock available for issuance to resist or frustrate a third-party take-over effort favored by a majority of the independent holders of Capital Stock that would provide an above market premium by issuing additional shares of Common Stock.

The Reverse Stock Split is not the result of management’s knowledge of an effort to accumulate the Company’s securities or to obtain control of the Company by means of a merger, tender offer, solicitation or otherwise. Nor is the Reverse Stock Split a plan by management to adopt a series of amendments to the Company’s charter or by-laws to institute an anti-takeover provision.  The Company does not have any plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.  As discussed above, the reason for the Reverse Stock Split is to increase the amount of shares of Common Stock that the Company is able to issue in order to attract potential investors and conduct equity financings.

PROCEDURE FOR EFFECTING REVERSE STOCK SPLIT AND EXCHANGE OF STOCK CERTIFICATES

We anticipate that the Reverse Stock Split will become effective on January 10, 2011, or as soon thereafter as is reasonably practicable (the “Effective Date”). Beginning on the Effective Date, each stock certificate representing pre-Reverse Stock Split shares of Common Stock will be deemed for all corporate purposes to evidence ownership of post-Reverse Stock Split shares of Common Stock.

Our transfer agent, Securities Transfer Corporation, will act as exchange agent (the “Exchange Agent”) for purposes of implementing the exchange of stock certificates. Holders of pre-Reverse Stock Split shares of Common Stock are asked to surrender to the Exchange Agent stock certificates representing pre-Reverse Stock Split shares of Common Stock in exchange for stock certificates representing post-Reverse Stock Split shares of Common Stock in accordance with the procedures set forth in the letter of transmittal enclosed with this Information Statement. No new stock certificates will be issued to a holder of Common Stock until such holder of Common Stock has surrendered the outstanding stock certificate(s) held by such holder of Common Stock, together with a properly completed and executed letter of transmittal.

Further, prior to filing the Amended and Restated Certificate of Incorporation reflecting the Reverse Stock Split, we must first notify the Financial Industry Regulatory Authority (“FINRA”) by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to our anticipated record date of December 20, 2011 for the Reverse Stock Split.  Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

HOLDER OF OUR COMMON STOCK SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT THE LETTER OF TRANSMITTAL.

FRACTIONAL SHARES

No fractional shares of Common Stock will be issued as the result of the Reverse Stock Split.  Instead, the Company will issue to the holders of Common Stock one additional share of Common Stock for each fractional share.

NO APPRAISAL RIGHTS

Under the Nevada Revised Statues, our holders of Common Stock are not entitled to appraisal rights in connection with the Reverse Stock Split.

NAME CHANGE

REASONS

We believe that changing the name of the Company to iGlue, Inc. will more accurately reflect and represent to the public the business of the Company.  In connection with the Name Change, we intend to file with FINRA a request to obtain a new ticker symbol.  Our request for a new ticker symbol, however, will not be processed until sixty (60) days after FINRA has announced our Name Change to the market.

WHEN THE NAME WILL GO INTO EFFECT

Prior to filing the Amended and Restated Certificate of Incorporation reflecting the Name Change, we must first notify FINRA by filing the Issuer Company Related Action Notification Form no later than ten (10) days prior to the anticipated record date of the Name Change.  Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table set forth certain information regarding the beneficial ownership of our Capital Stock as of December 20, 2011 of (i) each person known to us to beneficially own more than 5% of any class of our Capital Stock; (ii) our director; (iii) each named executive officer; and (iv) all directors and named executive officers as a group.  As of December 20, 2011, there were a total of 151,282,223 shares of Common Stock, 1,000,000 shares of Series A Preferred Stock and 886,000 shares of Series B Preferred Stock issued and outstanding. Each share of Series A Preferred Stock is entitled to 42 votes on matters of which holders of voting stock of the Company are eligible to vote.  Each share of Common Stock and Series B Preferred Stock is entitled to one vote on matters of which holders of voting stock of the Company are eligible to vote. The column entitled “Percentage of Ownership” shows the percentage of total voting stock beneficially owned by each listed party.

The number of shares beneficially owned is determined under the rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under those rules, beneficial ownership includes any shares as to which a person or entity has sole or shared voting power or investment power plus any shares which such person or entity has the right to acquire, within sixty (60) days of December 20, 2011 through the exercise or conversion of any stock option, convertible security, warrant or other right.  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares such power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Name and Address of Beneficial Owner(1)	Shares of Series A Preferred Stock Beneficially Owned	Shares of Series B Preferred Stock Beneficially Owned	Shares of Common Stock Beneficially Owned	Series A Preferred Percentage of Ownership (2)	Series B Preferred Percentage of Ownership (2)	Common Stock Percentage of Ownership (2)
Officers and Directors
Peter Vasko Chief Executive Officer and Director 1078 Budapest Marek Jozsef utca 35 Hungary	1,000,000	76,000		100%	8.5%
All officers and directors as a group (3 persons) and 10% Beneficial Owners	1,000,000	76,000		100%	8.5%

Park Slope, LLC (3) P.O. Box 2843 Liverpool, New York, 13089			25,000,000			16.5%
Joseph C. Passalaqua (3) P.O. Box 2843 Liverpool, New York, 13089		50,000			5.00%
Power of the Dream Ventures, Inc. (4) 1095 Budapest Soroksari ut 94-96 Hungary		600,000			67.72%
Viktor Rozsnyay (4) 1095 Budapest Soroksari ut 94-96 Hungary			22,000,000			14.54%
Daniel Kun 1095 Budapest Soroksari ut 94-96 Hungary			22,000,000			14.54%

(1) Beneficial ownership generally includes voting or investment power with respect to securities. Unless otherwise indicated, each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the securities. Beneficial ownership is determined in accordance with Rule 13d–3(d)(1) under the Exchange Act and includes securities for which the beneficial owner has the right to acquire beneficial ownership within 60 days.

(2) Based on 1,000,000 shares of Series A Preferred Stock, 886,000 shares of Series B Preferred Stock and 151,282,223 shares of Common Stock issued and outstanding as of December 20, 2011.  The foregoing in the aggregate amounts to 194,168,223 shares of voting Capital Stock of the Company.

(3)  Park Slope, LLC is controlled by Joseph C. Passalaqua and as such there is beneficial ownership of the shares held by each entity.

(4)  Power of the Dream is controlled by Viktor Rozsnyay and as such there is beneficial ownership of the shares held by each entity.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the Securities and Exchange Commission (the “SEC”). Reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the SEC maintains a web site on the Internet (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the Electronic Data Gathering, Analysis and Retrieval System.

The following documents, as filed with the SEC by the Company, are incorporated herein by reference:

(1)	Annual Report on Form 10-K for the fiscal year ended December 31, 2010;

(2)	Quarterly Report on Form 10-Q for the three months ended September 30, 2011;

(3)	Quarterly Report on Form 10-Q for the three months ended June 30, 2011; and
(4)	Quarterly Report on Form 10-Q for the three months ended March 31, 2011.

You may request a copy of these filings, at no cost, by writing Hardwired Interactive, Inc. at 1078 Budapest

Marek Jozsef utca 35, Hungary. Any statement contained in a document that is incorporated by reference will be modified or superseded for all purposes to the extent that a statement contained in this Information Statement (or in any other document that is subsequently filed with the SEC and incorporated by reference) modifies or is contrary to such previous statement. Any statement so modified or superseded will not be deemed a part of this Information Statement except as so modified or superseded.

This Information Statement is provided to the holders of Capital Stock of the Company only for information purposes in connection with the Actions, pursuant to and in accordance with Rule 14c-2 of the Exchange Act. Please carefully read this Information Statement.

                                                                                                      By Order of the Board of Directors,

/s/ Peter Vasko Chief Executive Officer, President, and Director

Dated: December 20, 2011